Exhibit 99.1

Akoustis Signs Definitive Agreement to Acquire 120,000 Sq. Ft. Wafer Manufacturing Facility and Operation to Internalize Production of Its Patented, Single Crystal BAW RF Filters

- Acquisition Includes 150-mm Wafer Manufacturing Tools, 57-acres of Real Property and MEMS Business with $3M/year in Annual Revenue -

- Akoustis Expects to Achieve Shorter Time-To-Market by Consolidating Its Patented Single-Crystal Materials, Wafer Fabrication and RF Filter Manufacturing into Acquired Commercial Facility –

- Transaction Significantly Expands Wafer Capacity for R&D and BAW RF Filter Production –

- Akoustis Has Produced First Experimental Single-Crystal BAW Wafers in New Facility-

Charlotte, NC and Albany, NY - March 24, 2017 – Akoustis Technologies, Inc. (NASDAQ: AKTS) (“Akoustis” or the “Company”), a manufacturer of patented single-crystal BulkONE® bulk acoustic wave (BAW) high-band RF filters for mobile and other wireless applications, announced today it has entered into binding, definitive agreements to acquire assets from the Research Foundation for the State University of New York (RF-SUNY) and Fuller Road Management Corporation (FRMC), an affiliate of RF-SUNY. The assets being acquired include STC-MEMS, a semiconductor wafer manufacturing operation and microelectromechanical systems (MEMS) business with associated wafer production tools, as well as real estate associated with the facility located in Canandaigua, New York.

Under the terms of the agreements, Akoustis will pay $2.75 million in cash at closing to RF-SUNY and FRMC, subject to certain adjustments and customary closing conditions. The transaction is expected to be completed in the second quarter of calendar year 2017. As part of the signed definitive agreements, Akoustis plans to acquire all of the following:

•	120,000 sq. ft. commercial wafer manufacturing facility located in Canandaigua, NY, which includes Class 100/Class 1000 cleanroom space (“NY Facility”).
•	57-acres of real property associated with the NY Facility.
•	150-mm silicon MEMS wafer fab operations, including all semiconductor manufacturing tools.
•	Existing silicon-based MEMS business with annual revenues of approximately $3M from multiple customers, including a tier-1 mobile wireless solutions OEM.
•	Trusted Foundry accreditation for MEMS processing, packaging and assembly.
•	Two existing tenants with multi-year leases.

Dr. Art Geiss, Co-Chairman of Akoustis, said “Akoustis will merge its patented BulkOne® BAW RF filter process into the STC-MEMS foundry, an operating silicon-wafer-based MEMs manufacturer.  Since there is significant overlap between the tools and processes used to produce our BAW devices and silicon-based MEMS, transferring our process into the STC-MEMS foundry will accelerate the technology into production.  In addition, we believe that some of the foundry processes used in silicon-based MEMS manufacturing may be utilized in new ways to make further performance improvements in Akoustis’ single-crystal BAW RF filters.”

Jerry Neal, Co-Chairman of Akoustis, added, “This acquisition is an enormous win for Akoustis and is consistent with our capital-efficient business model. A comparable manufacturing facility to build and qualify for production would take up to 2-years and cost well over $50 million, not to mention the challenges of recruiting and training qualified personnel.”

The transaction allows Akoustis to internalize manufacturing providing substantial capacity and control of its wafer supply chain for single crystal BAW RF filters. Akoustis plans to utilize the NY Facility to consolidate all aspects of wafer manufacturing for its disruptive and patented high-band RF filters targeting the multi-billion mobile and other wireless markets. This planned consolidation of the Company’s supply chain into the NY Facility is expected to shorten time-to-market for its RF products, greatly enhancing the Company’s ability to service customers. Shorter time-to-market cycles provide the Company the opportunity to increase the number of customer engagements.

Empire State Development President, CEO & Commissioner Howard Zemsky said, “When combined with its skilled workforce, the Finger Lakes region’s burgeoning R&D and advanced manufacturing industry cluster create the perfect environment for innovative companies like Akoustis to grow and thrive. The addition of new research and manufacturing jobs in Canandaigua will diversify and strengthen the local economy and help to ensure the region continues moving in the right direction.”

Jeff Shealy, CEO of Akoustis, commented “We look forward to welcoming the dedicated professionals at STC-MEMS into the Akoustis family, and thank Governor Cuomo and his entire organization for their tireless efforts attracting Akoustis to New York State.

Akoustis plans to maintain the existing customer engagements which are transferred as part of the transaction. The Company plans to maintain the existing Trusted Foundry accreditation for MEMS processing, packaging and module assembly and will seek to expand the accreditation for the NY facility to include BAW RF filters and sensors.

About Akoustis Technologies, Inc.

Akoustis® (http://www.akoustis.com) is a high-tech RF filter solutions company that manufactures its unique, patented BulkONE® technology to produce single-crystal bulk acoustic wave (BAW) RF filters for mobile and other wireless markets, which facilitate signal acquisition and accelerate band performance between the antenna and digital back end. Its BulkONE® technology will service the fast growing multi-billion dollar market of device OEMs, network providers, and consumers to diminish Front End phone heat, battery drain and signal loss — all considered to be directly related to current RF polycrystalline filter technologies' limitations. Akoustis’ capital-efficient business model leverages new and existing investments in manufacturing infrastructure within the semiconductor industry. Akoustis® is located in the Piedmont technology corridor between Charlotte and Raleigh, North Carolina.

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About STC-MEMS

Smart Systems Technology & Commercialization Center (STC-MEMS) was created in 2010 to form a vertically integrated “one-stop-shop” and positioned as a leader in smart system and smart-device innovation and manufacturing. Such capabilities provide its customers the capacity, infrastructure and operational capabilities in all areas of semiconductor and advanced manufacturing, while covering a diverse number of markets including aerospace, biomedical, communications, defense, and energy. Located just outside of Rochester, New York, STC-MEMS’s state-of-the-art facility includes certified cleanroom manufacturing, advanced test and metrology, which is complemented by a MEMS and optoelectronic packaging facility. STC-MEMS’s experienced team is focused on meeting customer demands for timely and high-quality production of MEMS solutions. STC-MEMS operates an ISO-9001 Quality Management System certified for the design, development, fabrication and packaging of MEMS and semiconductor devices.

About Trusted Foundry

The Trusted Foundry Program was initiated in 2004 to ensure mission-critical national defense systems have access to leading-edge integrated circuits (ICs) from secure, domestic sources. Defense Microelectronics Activity (DMEA) is the program manager for the Department of Defense (DoD) and the program provides a cost-effective means to assure the integrity and confidentiality of integrated circuits during design and manufacturing while providing the U.S. Government with access to leading edge microelectronics technologies for both Trusted and non-sensitive applications. The program includes foundry capability plus a full-range of microelectronics services from design through prototyping, packaging and assembly, photomask manufacturing and aggregation.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” “would” or the negative of these terms or other comparable terminology. Factors that could cause actual results to differ materially from those currently anticipated include, without limitation,

•	risks relating to the results of our research and development activities, including uncertainties relating to semiconductor process manufacturing;
•	the early stage of our BulkONE® technology presently under development;
•	our need for substantial additional funds in order to continue our operations and the uncertainty of whether we will be able to obtain the funding we need;
•	our ability to retain or hire key scientific, engineering or management personnel; our ability to protect our intellectual property rights that are valuable to our business, including patent and other intellectual property rights;
•	our dependence on third-party manufacturers, suppliers, research organizations, testing laboratories and other potential collaborators;
•	our ability to successfully market and sell our technologies;
•	the size and growth of the potential markets for any of our technologies, and the rate and degree of market acceptance of any of our technologies;
•	competition in our industry; and
•	regulatory developments in the U.S. and foreign countries.

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In light of these risks, uncertainties and assumptions, the forward-looking statements regarding future events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included in this presentation speak only as of the date hereof, and, except as required by law, we undertake no obligation to update publicly or privately any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in our expectations. The materials do not constitute an offer to sell, or the solicitation of any offer to buy, any securities of Akoustis, or any other entity whatsoever. Any representation to the contrary by any party should be ignored.

Akoustis Contact Information:

COMPANY:

Dave Aichele

Akoustis Technologies, Inc.

VP of Business Development

Main: 704-997-5735, ext. 106

Email: daichele@akoustis.com

INVESTORS:

The Del Mar Consulting Group, Inc.

Robert B. Prag, President

858-794-9500

bprag@delmarconsulting.com

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